UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
November 29, 2017

 bebe stores, inc.
(Exact name of registrant as specified in its charter)

California	0-24395	94-2450490
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
400 Valley Drive
Brisbane, CA 94005
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(415) 715-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2017 Annual Meeting of Shareholders for bebe stores inc. (‘the Company’) was held in Los Angeles, California, on November 29, 2017. There were 8,113,485 shares of our common stock outstanding and entitled to vote at the meeting as of the record date of October 16, 2017, and of such shares, there were 7,307,054 shares present in person or represented by proxy at the meeting. Therefore, quorum was present.
Proposal 1. The following five directors* were elected:

Nominee	For	Against	Abstentions	Broker Non-Votes
Brett Brewer	6,007,491	122,775	62,212	1,192,395
Corrado Federico	6,005,806	124,522	61,130	1,192,395
Robert Galvin	6,007,908	122,338	61,212	1,192,395
Seth Johnson	6,007,556	122,690	61,212	1,192,395
Manny Mashouf	6,021,667	109,606	60,186	1,192,395
*Biographical information on each director can be found in our most recent Form DEF 14 filed October 30, 2017.
Proposal 2. The Company approved the compensation of our named executive officers as disclosed in our proxy statement (“Say-on-Pay) with 5,742,728 votes in favor; 231,657 votes against; 235,073 abstentions; and 1,192,395 broker non-votes.
Proposal 3. The Company approved the frequency of future Say-on-Pay votes to every three years with 393,449 votes in favor of one year; 1,084 votes in favor of two years; 5,562,071 votes in favor of three years; and 234,854 abstentions.
Proposal 4. The Company approved to amend our Amended and Restated Bylaws to reduce the minimum size of the Board of Directors from five members to three members and the maximum size from nine members to five members, with the final decision whether to proceed with the filing of the amendment to be determined by the Board of Directors, in its discretion, following stockholder approval, but not later than December 15, 2018, with 7,307,054 votes in favor; 67,061 votes against; and 9,738 abstentions.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2017.

bebe stores, inc.

/s/ Gary Bosch
Gary Bosch, Vice President, General Counsel & Corporate Secretary